Columbus McKinnon to Acquire Garvey Corporation November 4, 2021 1

2 Safe Harbor Statement These slides, and the accompanying oral discussion (together, this “presentation”), contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, which involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the ability of the Company to complete the acquisition of Garvey, the integration of Garvey into the Company to achieve cost and revenue synergies, the ability of the Company and Garvey to achieve revenue expectations, the ability of the Company to execute its financing plans in connection with the Garvey acquisition, global economic and business conditions including the impact of COVID-19, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Executing our Blueprint for Growth 2.0 3 Transforming Columbus McKinnon into a high value, intelligent motion enterprise

Acquiring Garvey Corporation

Leader in accumulation technology complements Dorner's conveying solutions

Provides **unique, patented technologies** in the design, application, manufacturing and integration of **accumulation systems**

Industries highest quality products, deep technical expertise and experienced management team

Strong brand name recognition in pharmaceutical and food & beverage industries

Strong **top-line growth and profitability**

- TTM Revenue ~$30M at September 30, 2021
- 100% of revenue in North America
- ~80%+ sales in F&B and Pharma
- TTM Adjusted EBITDA ~$9M at September 30, 2021
- Expect $0.05 GAAP EPS accretion in fiscal 2023

Headquartered in **Hammonton, New Jersey**

Products



Accumulators
46% of Revenue



Specialty Conveyors
30% of Revenue



Vial Loaders,
Lubrication Systems,
Gripper Elevators
24% of Revenue

Leading automation solutions company concentrated in F&B and pharma

© 2021 COLUMBUS McKINNON CORPORATION

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Excellent Strategic Fit for CMCO’s Conveying Solutions Significant cross-sell opportunities to further expand into new markets  Accumulation technologies highly complementary to Dorner’s conveying technologies  Various Technologies within $500M Accumulation Market  Products Garvey can accumulate: 5 Recirculating Bi-Flow Spiral Mass Flow Serpentine

Strong Brand in the Accumulation Space over 40+ Years Accumulation equipment increases uptime and overall efficiencies of continuous flow systems 6 An accumulator is a module added to a continuous flow production line to increase efficiency and productivity by: • Balancing flow between machines when machine speeds and efficiencies don’t match • Automatically store and re-introduce product into the production line as a result of planned or unplanned downtime • Transform batch production from one machine into single piece flow for the next machine Goal is to keep steady state flow so up and down stream machines can keep running

7 Food & Beverage (~52% of FY20 Sales) Life Sciences/Pharma (~35% of FY20 Sales) Consumer Packaging (~7% of FY20 Sales) Leader in Attractive Vertical Markets Creates greater breadth and depth in attractive growth markets with strong secular tailwinds Quality product with high reliability provides leadership position in accumulation • Leader in bottling capabilities from long history in the industry • Ability to precisely handle small vials at high speeds • Breadth of applications focused on production efficiencies and flexibility

Accumulation technologies complementary to Dorner’s conveying technologies, provides scalable and integrated product offering opportunities across similar markets and customers Life Sciences and Food & Beverage markets served by Garvey have strong secular tailwinds driven by supply chain automation and the reshoring of mission critical production Garvey has a proven track record of innovation in the accumulation market and is viewed as a leader in the markets served Expands Columbus McKinnon’s product offering through a broad range of highly engineered accumulation solutions Provides opportunity to leverage the Columbus McKinnon Business System to drive operational excellence programs 8 Expands Conveying Solutions Platform Evolving portfolio to higher growth and higher margins

Transaction Overview 9 Purchase Price $74 million Transaction Costs Approximately $1.2 million GAAP EPS Accretion $0.05 per diluted share in fiscal 2023 Financing $75 million utilizing the accordion option under existing Term Loan B Net Leverage 2.8x proforma adjusted EBITDA expected at closing Transaction Close Expected to close in third quarter of fiscal 2022

Columbus McKinnon to Acquire Garvey Corp. November 4, 2021 10